UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 13, 2022 (Date of earliest event reported: May 13, 2022)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq Global Select
5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	ROLLP	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02(b) – Director Leaves Other Than As a Result of a Disagreement;

Alan B Levine retired from the Board of Directors (the “Board”) of RBC Bearings, Inc. (the “Company”) effective May 13, 2022.

Section 8 – Other Events

Item 8.01 – Other Events.

On May 13, 2022, Edward D. Stewart succeeded Mr. Levine as Chairman of the Company’s Audit Committee.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 13, 2022

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel & Secretary